UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2014

International Paper Company

(Exact name of registrant as specified in its charter)

Commission file number 1-3157

New York	13-0872805
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amended and Restated 2009 Incentive Compensation Plan

On February 10, 2014, the Management Development and Compensation Committee (the “Committee”) of the Board of Directors of International Paper Company (the “Company”) adopted amendments to the Company’s 2009 Incentive Compensation Plan (the “2009 Incentive Plan”). The 2009 Incentive Plan was previously approved by the Company’s shareowners at the 2009 Annual Meeting of Shareowners.

The amendments to the 2009 Incentive Plan reflect a shift away from an automatic “single-trigger” approach to acceleration of awards in connection with a change in control of the Company. As originally adopted, the 2009 Incentive Plan provided that upon a change in control of the Company, all outstanding stock options would become immediately exercisable, and all service-based restrictions on stock options, stock appreciation right, restricted stock, restricted stock units and performance awards would lapse. In addition, a pro rata portion of any outstanding performance awards that would have been earned assuming Company performance at “target” levels would be deemed earned, based on the number of months of the relevant performance period that had been completed prior to the change in control.

The amendments to the 2009 Incentive Plan provide that, with respect to awards granted on or after February 11, 2014, if the awards are assumed or otherwise equitably converted or substituted in connection with the change in control, the vesting of such awards and the lapse of restrictions on such awards would accelerate only if a participant’s employment is terminated without “cause” or if the participant resigns for “good reason” (as such terms are defined in the 2009 Incentive Plan). If the awards are not assumed or otherwise equitably converted or substituted in connection with the change in control, then the vesting of the awards would accelerate in connection with the change in control. This approach is widely recognized as a good governance practice, as it prevents executives from receiving an automatic windfall in the event of a change in control and serves as an incentive for the senior executives to continue with the Company through and after a change in control in order to receive the benefit of their unvested equity awards.

The amendments to the 2009 Incentive Plan described above, together with certain other minor, non-substantive changes, were approved through the adoption of an Amended and Restated 2009 Incentive Compensation Plan, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy marked to show the changes from the 2009 Incentive Compensation Plan is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Compensation Arrangements with Senior Vice President

On February 10, 2014, the Committee approved the following two compensation arrangements for Mary A. Laschinger, Senior Vice President, President – xpedx, in connection with the potential business combination of the Company’s xpedx business with Unisource Worldwide, Inc.:

•	Payment of a $4 million cash retention and divestiture performance bonus on the terms and conditions set forth in the Letter Agreement dated February 13, 2014, between the Company and Ms. Laschinger, which is attached hereto as Exhibit 99.3 and incorporated by reference herein. As described in the agreement, the payment would be made upon Ms. Laschinger’s departure from the Company at the completion of the business combination and is intended to motivate Ms. Laschinger to remain in active service during and through the successful completion of the business combination process.

•	Acceleration of the vesting of a restricted stock award of 25,000 shares currently scheduled to vest on December 31, 2014, to the earlier of (i) the completion of the business combination, and (ii) December 31, 2014.

SECTION 7. REGULATION FD.

Item 7.01.	Regulation FD Disclosure.

John V. Faraci, Chairman and Chief Executive Officer of the Company, established a Rule 10b5-1 trading plan (the “Trading Plan”) to sell a portion of his holdings of Company common stock as part of his personal financial planning strategy for asset diversification and liquidity. The Trading Plan provides for the sale of up to 420,000 shares of his Company common stock. The Trading Plan will take effect and sales thereunder will commence (subject to the price of Company stock achieving specified levels) on the later of March 17, 2014, or the next business day following termination of Mr. Faraci’s existing Rule 10b5-1 trading plan (the earlier of April 6, 2014, or the completion of all sales contemplated under such plan). The Trading Plan terminates on the earlier of March 17, 2015, or the completion of all sales contemplated under the Trading Plan.

10b5-1 Plans Generally

The Trading Plan described above was adopted in accordance with guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in its securities. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell Company stock. Once a plan is established, the individual retains no discretion over purchases or sales under the plan, and the transactions are executed through a broker on or after specified dates, whether or not the individual subsequently acquires material, non-public information about the Company.

Any transactions under the Trading Plan described above will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission when due.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	International Paper Company Amended and Restated 2009 Incentive Compensation Plan.

99.2	International Paper Company Amended and Restated 2009 Incentive Compensation Plan, marked to show amendments effective as of February 10, 2014.

99.3	Letter Agreement dated February 13, 2014, between the Company and Mary A. Laschinger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: February 14, 2014	By:	/s/ SHARON R. RYAN
		Name:	Sharon R. Ryan
		Title:	Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	International Paper Company Amended and Restated 2009 Incentive Compensation Plan.

99.2	International Paper Company Amended and Restated 2009 Incentive Compensation Plan, marked to show amendments effective as of February 10, 2014.

99.3	Letter Agreement dated February 13, 2014, between the Company and Mary A. Laschinger.

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